EXHIBIT 10.10

EXECUTION VERSION

SECOND AMENDED AND RESTATED INDEMNITY, SUBROGATION AND CONTRIBUTION AGREEMENT dated as of April 20, 2012, among GRAFTECH INTERNATIONAL LTD., a Delaware corporation (“GrafTech”), GRAFTECH FINANCE INC., a Delaware corporation (“Finance”), each of the other Domestic Subsidiaries from time to time party hereto (such Domestic Subsidiaries, collectively, the “Subsidiary Guarantors”), and JPMORGAN CHASE BANK, N.A., as collateral agent for the Secured Parties (such term and each other capitalized term used but not defined herein having the meaning given to it in the Credit Agreement (as defined below)).

Reference is made to Amended and Restated Credit Agreement dated as of October 7, 2011, as amended and further restated as of April 20, 2012 pursuant to the First Amendment dated as of March 26, 2012, among GrafTech, Finance, GrafTech Luxembourg I S.à.r.l., GrafTech Luxembourg II S.à.r.l. and GrafTech Switzerland S.A., the LC Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent, Issuing Bank and Swingline Lender (as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The Lenders and the Issuing Bank, respectively, have agreed to make Loans and to issue Letters of Credit pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each of the Subsidiary Guarantors has agreed to guarantee, among other things, all the obligations of each of the other Loan Parties and the LC Subsidiaries under the Credit Agreement.

The obligations of the Lenders to make the Loans and of the Issuing Bank to issue the Letters of Credit under the Credit Agreement are conditioned upon, among other things, the execution and delivery by the Subsidiary Guarantors of an indemnity, subrogation and contribution agreement in the form hereof (this “Agreement”) to support the Obligations.

Each Subsidiary Guarantor which is a party to the existing Indemnity, Subrogation and Contribution Agreement dated as of April 28, 2010, among GrafTech, GrafTech Global Enterprises Inc., Finance, the domestic subsidiaries from time to time party thereto and JPMorgan Chase Bank, N.A., as collateral agent for the lenders, has agreed to reaffirm and confirm its obligations thereunder and to amend and restate the existing Indemnity, Subrogation and Contribution Agreement in the form hereof.

Accordingly, GrafTech, Finance, each Subsidiary Guarantor and the Collateral Agent agree as follows:

SECTION 1. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Subsidiary Guarantors may have under applicable law

(but subject to Section 3), GrafTech and Finance agree that (a) in the event a payment shall be made by any Subsidiary Guarantor under the Guarantee Agreement, GrafTech and Finance shall indemnify such Subsidiary Guarantor for the full amount of such payment and such Subsidiary Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Subsidiary Guarantor shall be sold pursuant to any applicable security agreement or similar instrument or agreement to satisfy a claim of any Secured Party, GrafTech and Finance shall indemnify such Subsidiary Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 2. Contribution and Subrogation. Each Subsidiary Guarantor agrees (subject to Section 3) that in the event a payment shall be made by any Subsidiary Guarantor under the Guarantee Agreement or assets of any Subsidiary Guarantor shall be sold pursuant to any applicable security agreement or similar instrument or agreement to satisfy a claim of any Secured Party, and such Subsidiary Guarantor (the “Claiming Subsidiary Guarantor”) shall not have been indemnified by GrafTech or Finance as provided in Section 1, each other Subsidiary Guarantor (a “Contributing Subsidiary Guarantor”) shall indemnify the Claiming Subsidiary Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, multiplied by a fraction of which the numerator shall be the net worth of the Contributing Subsidiary Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Subsidiary Guarantors on the date hereof (or, in the case of any Subsidiary Guarantor becoming a party hereto pursuant to Section 16, the date of the Supplement hereto executed and delivered by such Subsidiary Guarantor). Any Contributing Subsidiary Guarantor making any payment to a Claiming Subsidiary Guarantor pursuant to this Section 2 shall be subrogated to the rights of such Claiming Subsidiary Guarantor under Section 1 to the extent of such payment.

SECTION 3. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Subsidiary Guarantors under Sections 1 and 2 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full of the Obligations. No failure on the part of GrafTech, Finance or any Subsidiary Guarantor to make the payments required by Sections 1 and 2 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any other Subsidiary Guarantor with respect to any Guarantee, and each Subsidiary Guarantor shall remain liable for the full amount of the Obligations that such Subsidiary Guarantor has otherwise guaranteed thereunder.

SECTION 4. Termination. This Agreement shall terminate when all the Obligations have been indefeasibly paid in full, no Letters of Credit are outstanding and the Secured Parties have no further Commitments under the Credit Agreement.

SECTION 5. Continued Effectiveness. GrafTech, Finance and each Subsidiary Guarantor further agree that this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any

Secured Party or any Subsidiary Guarantor upon the bankruptcy or reorganization of GrafTech, Finance, any Subsidiary Guarantor or otherwise.

SECTION 6. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Waivers; Amendment. (a) No failure or delay of the Collateral Agent, any Secured Party or any Guarantor in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such a right or power preclude any other or further exercise thereof or the exercise of any other right or power. The rights and the remedies of the Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or consent to any departure by any Subsidiary Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in similar or other circumstances.

(b) Except for the operation of Section 16, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Subsidiary Guarantors and the Collateral Agent.

SECTION 8. Notices. All communications and notices hereunder shall be given as provided in Section 9.01 of the Credit Agreement. In the case of those to any Subsidiary Guarantor that is not a party thereto, as provided in the Guarantee Agreement.

SECTION 9. Binding Agreement; Assignments. This Agreement shall become effective as to each of GrafTech, Finance or any Subsidiary Guarantor when a counterpart hereof executed on behalf of GrafTech, Finance or such Subsidiary Guarantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon each of GrafTech, Finance or such Subsidiary Guarantor and the Collateral Agent and their respective successors and permitted assigns, and shall inure to the benefit of such Subsidiary Guarantor and the Secured Parties, and their respective successors and permitted assigns, except that no Subsidiary Guarantor shall have the right to assign its rights hereunder or any interest herein (and any such attempted assignment shall be void), except as expressly contemplated by this Agreement or the other Loan Documents.

SECTION 10. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party, and all covenants, promises and agreements by or on behalf of each of GrafTech, Finance or any Subsidiary Guarantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and permitted assigns.

SECTION 11. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by each of GrafTech, Finance and each Subsidiary Guarantor herein and in any certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Secured Parties and each Subsidiary Guarantor and shall survive the making by the Lenders of the Loans, the execution and delivery to the Lenders of the Loan Documents and the issuance by the Issuing Bank of Letters of Credit, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or LC Disbursement or any fee or any other amount payable under, or in respect of, this Agreement or under any of the other Loan Documents is outstanding and unpaid and so long as any Letter of Credit is outstanding and so long as the Commitments have not been terminated.

(b) In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

SECTION 13. Rules of Interpretation. The rules of interpretation specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement.

SECTION 14. Jurisdiction; Consent to Service of Process. (a) Each of GrafTech, Finance and each Subsidiary Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment related to any such action or proceeding, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Loan Party or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against GrafTech, Finance or any Subsidiary Guarantor or any Secured Party or their properties in the courts of any jurisdiction.

(b) Each of GrafTech, Finance, each Subsidiary Guarantor and each Secured Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 15. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.

SECTION 16. Additional Subsidiary Guarantors. Pursuant to Section 5.11 of the Credit Agreement (and the requirement thereunder that all actions be taken in order to cause the Collateral and Guarantee Requirement to be satisfied at all times), certain Subsidiaries are required to enter into this Agreement as a Subsidiary Guarantor upon the occurrence of certain events. Upon execution and delivery, after the date hereof, by the Collateral Agent and such Subsidiary of an instrument in the form of Annex I, such Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor hereunder. The execution and delivery of any such instrument shall not require the consent of any Subsidiary Guarantor hereunder. The rights and obligations of each Subsidiary Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Guarantor as a party to this Agreement.

SECTION 17. Release. Each party hereto shall be released from its obligations hereunder in the event that it shall cease to be a party to the Guarantee Agreement, in accordance with the terms thereof and the terms of the Credit Agreement.

SECTION 18. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpretive, this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first appearing above.

GRAFTECH INTERNATIONAL LTD.,

by	/s/ John D. Moran

Name: John D. Moran
Title: Vice President, General Counsel and Secretary

GRAFTECH FINANCE INC.,

By	/s/ John D. Moran

Name: John D. Moran
Title: Secretary

EACH OF THE SUBSIDIARY GUARANTORS LISTED ON SCHEDULE I HERETO,

By	/s/ John D. Moran

Name: John D. Moran
Title: Attorney-in-Fact

JPMORGAN CHASE BANK, N.A., as Collateral Agent,

By	/s/ Brian Knapp

Name: Brian Knapp
Title: Vice President

[SIGNATURE PAGE TO INDEMNITY, SUBROGATION AND CONTRIBUTION AGREEMENT]

SCHEDULE I

TO INDEMNITY, SUBROGATION

AND CONTRIBUTION AGREEMENT

SUBSIDIARY GUARANTORS

GrafTech Holdings Inc.

GrafTech USA LLC

Seadrift Coke L.P.

Fiber Materials Inc.

GrafTech Global Enterprises Inc.

GrafTech International Holdings Inc.

GrafTech DE LLC

GrafTech Seadrift Holding Corp.

GrafTech International Trading Inc.

GrafTech Technology LLC

GrafTech NY Inc.

Graphite Electrode Network LLC

Intermat

Each at or c/o the following address:

12900 Snow Road

Parma, Ohio 44130

ANNEX I TO

INDEMNITY, SUBROGATION

AND CONTRIBUTION AGREEMENT

SUPPLEMENT NO. [•] dated as of [            ], to the Second Amended and Restated Indemnity, Subrogation and Contribution Agreement dated as of April 20, 2012 (the “Indemnity, Subrogation and Contribution Agreement”), among GRAFTECH INTERNATIONAL LTD., a Delaware corporation (“GrafTech”), GRAFTECH FINANCE INC., a Delaware corporation (“Finance”), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in the Indemnity, Subrogation and Contribution Agreement, and if not therein, having the meaning given it in the Credit Agreement (as defined below)) party thereto and JPMORGAN CHASE BANK, N.A., as Collateral Agent for the Secured Parties.

A. Reference is made to the Amended and Restated Credit Agreement dated as of October 7, 2011, as amended and further restated as of April 20, 2012 pursuant to the First Amendment dated as of March 26, 2012, among GrafTech, Finance, GrafTech Luxembourg I S.à.r.l., GrafTech Luxembourg II S.à.r.l. and GrafTech Switzerland S.A., the LC Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent, Issuing Bank and Swingline Lender (as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B. Certain Subsidiary Guarantors have entered into the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Pursuant to Section 5.11 of the Credit Agreement (and the requirement thereunder that all actions be taken in order to cause the Collateral and Guarantee Requirement to be satisfied at all times), certain Subsidiaries are required to enter into the Indemnity, Subrogation and Contribution Agreement as a Subsidiary Guarantor upon the occurrence of certain events. Section 16 of the Indemnity, Subrogation and Contribution Agreement provides that such Subsidiaries may become Subsidiary Guarantors under the Indemnity, Subrogation and Contribution Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned (the “New Subsidiary Guarantor”) is a Subsidiary and is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Guarantor under the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Collateral Agent and the New Subsidiary Guarantor agree as follows:

SECTION 1. In accordance with Section 16 of the Indemnity, Subrogation and Contribution Agreement, the New Subsidiary Guarantor by its signature below becomes a Subsidiary Guarantor under the Indemnity, Subrogation and Contribution Agreement with the same force and effect as if originally named therein as a Subsidiary Guarantor and the New Subsidiary Guarantor hereby agrees to all the terms and provisions of the Indemnity, Subrogation and Contribution Agreement applicable to it as a Subsidiary Guarantor thereunder. Each reference to a “Subsidiary Guarantor” in the Indemnity, Subrogation and Contribution Agreement shall be deemed to include the New Subsidiary Guarantor. The Indemnity, Subrogation and Contribution Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary Guarantor represents and warrants to the Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

SECTION 3. This Supplement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary Guarantor and the Collateral Agent.

SECTION 4. Except as expressly supplemented hereby, the Indemnity, Subrogation and Contribution Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In the event any one or more of the provisions contained in this Supplement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be given as provided in the Indemnity, Subrogation and Contribution Agreement. All communications and notices hereunder to the New Subsidiary Guarantor shall be given to it at the address set forth under its signature, with a copy to Finance, as such address may be changed in accordance with the Indemnity, Subrogation and Contribution Agreement.

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IN WITNESS WHEREOF, the New Subsidiary Guarantor and the Collateral Agent have duly executed this Supplement to the Indemnity, Subrogation and Contribution Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY GUARANTOR],

by

Name:
Title:
Address:

JPMORGAN CHASE BANK, N.A., as Collateral Agent,

by

Name:
Title:

[SIGNATURE PAGE TO SUPPLEMENT TO INDEMNITY, SUBROGATION AND CONTRIBUTION AGREEMENT]